Exhibit 8.1

Baker & McKenzieLLP 600 Hansen Way Palo Alto, CA 94304 United States Tel: +1 650 856 2400 Fax: +1 650 856 9299 www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East
& Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh*

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

The Americas

Bogota

Brasilia**

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Lima

Los Angeles

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre**

Rio de Janeiro**

San Francisco

Santiago

Sao Paulo**

Tijuana

Toronto

Valencia

Washington, DC

* Associated Firm

** In cooperation with

Trench, Rossi e Watanabe Advogados

January 8, 2021

MYT Netherlands Parent B.V

Einsteinring 9
85609 Aschheim/Munich
Germany

Ladies and Gentlemen:

We have acted as United States tax counsel for MYT Netherlands Parent B.V., a private company with limited liability under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid) (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof, relating to the registration of American Depositary Shares (the “ADSs”) issuable upon deposit of the Company’s ordinary shares as described in the Company’s Registration Statement on Form F-1, as amended through the date hereof (the “Registration Statement”). This opinion is being furnished to you in connection with the Registration Statement.

We have reviewed the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render our opinion in this letter. We have relied upon statements, representations, and covenants made by the Company and its affiliates and we have assumed that such statements and representations are true without regard to any qualifications as to knowledge and belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items on which we are relying.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings and other administrative guidance of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as of the date hereof. It should be noted that statutes, regulations, judicial decisions, and administrative guidance are subject to change at any time and that such changes may be effective retroactively. A change in the authorities or the truth, accuracy, or completeness of any of the facts, information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions.

Subject to the foregoing and the qualifications set forth in the Registration Statement, the description of the law and legal conclusions set forth in the Registration Statement under the heading “Material Tax Considerations — U.S. Taxation,” insofar as such statements purport to discuss material U.S. federal income tax consequences of the acquisition, ownership, sale, exchange or other disposition of the ADSs, represent our opinion with respect to matters referred to therein and present a fair summary thereof.

Our opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, the Service or any court. It is possible that contrary positions may be asserted by the Service and that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect, (i) in applicable law, or (ii) in any

Baker & McKenzie LLP is a member of Baker & McKenzie International.

fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect, or incomplete.

Our opinion is furnished to you and persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act of 1933 for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/Baker & McKenzie LLP

BAKER & McKENZIE LLP

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